                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                ON STAGE ENTERTAINMENT, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                          ON STAGE ENTERTAINMENT, INC.
                             4625 WEST NEVSO DRIVE
                            LAS VEGAS, NEVADA 89103

                            ------------------------

                 NOTICE OF 2000 ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 16, 2000

                            ------------------------

To the Stockholders of

  ON STAGE ENTERTAINMENT, INC.

    Notice is hereby given that the 2000 annual meeting of stockholders of ON STAGE ENTERTAINMENT, INC. will be held at 4625 West Nevso Drive, Las Vegas, Nevada on June 16, 2000 at 11:00 a.m., local time, for the following purposes:

    1.  To elect two directors;

    2. To ratify the selection of BDO Seidman, LLP as On Stage's independent public accountants for the fiscal year ending December 31, 2000; and

    3. To transact such other business as may properly come before the annual meeting or any adjournments of the meeting.

    Only stockholders of record as of the close of business on May 19, 2000 will be entitled to notice of the annual meeting and to vote at the annual meeting and any adjournments of the meeting. A list of On Stage stockholders will be available for inspection during normal business hours for ten days prior to the annual meeting at our executive offices at 4625 West Nevso Drive, Las Vegas, Nevada 89103.

                                          By Order of the Board of Directors

                                          /s/ Christopher R. Grobl

                                          Christopher R. Grobl
                                          SECRETARY

Las Vegas, Nevada
May 22, 2000

--------------------------------------------------------------------------------

EACH STOCKHOLDER IS URGED TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF A STOCKHOLDER DECIDES TO ATTEND THE MEETING, HE OR SHE MAY, IF SO DESIRED, REVOKE THE PROXY AND VOTE THE SHARES IN PERSON.

--------------------------------------------------------------------------------

                          ON STAGE ENTERTAINMENT, INC.
                             4625 WEST NEVSO DRIVE
                            LAS VEGAS, NEVADA 89103

                            ------------------------

                                PROXY STATEMENT

                             ---------------------

GENERAL INFORMATION ON THE ANNUAL MEETING

    This proxy statement and the accompanying form of proxy are being mailed on or about May 22, 2000 to the stockholders of On Stage Entertainment, Inc. These materials are being furnished in connection with the solicitation by the board of directors of proxies to be voted at the 2000 annual meeting of stockholders to be held at the 4625 West Nevso Drive, Las Vegas, Nevada on June 16, 2000 at 11:00 a.m., local time, and at any adjournments of the meeting.

    The entire cost of soliciting proxies will be borne by On Stage. In addition to the use of the mails, proxies may be solicited by telephone by officers and directors and a small number of regular employees of On Stage who will not be specially compensated for those services. On Stage also will request banks and brokers to solicit proxies from their customers, where appropriate, and will reimburse those persons for reasonable expenses incurred in that regard.

VOTING AT THE MEETING

    Only stockholders of record at the close of business on May 19, 2000 are entitled to notice of, and to vote at, the annual meeting. As of May 19, 2000, there were 7,226,808 shares of common stock outstanding. Each stockholder entitled to vote has the right to one vote for each share of common stock outstanding in that stockholder's name.

    On Stage presently has no other class of stock outstanding and entitled to be voted at the annual meeting. The presence in person or by proxy of stockholders entitled to cast a majority of all votes entitled to be cast at the annual meeting will constitute a quorum.

    Shares cannot be voted at the annual meeting unless the holder of record is present in person or by proxy. The enclosed form of proxy is a means by which a stockholder may authorize the voting of his or her shares at the annual meeting. Directors are to be elected at the annual meeting by a plurality of the votes cast by holders of common stock present in person or represented by proxy at the annual meeting and entitled to vote, while approval of any other items at the annual meeting will require the affirmative vote of the holders of a majority of the shares present in person or by proxy and entitled to vote at the meeting.

    In the case of shares that are present at the annual meeting for quorum purposes, not voting those shares for a particular nominee for director (including by withholding authority on the proxy) will not operate to prevent the election of that nominee if he otherwise receives affirmative votes; an abstention on any other item will operate to prevent approval of the item to the same extent as a vote against approval of that item and a broker "non-vote" on any item (which results when a broker holding shares for a beneficial owner has not received timely voting instructions on certain matters from that beneficial owner and those matters are matters with respect to which the broker has no discretion to vote) will have no effect on the outcome of the vote on that item. The shares of common stock represented by each properly executed proxy will be voted at the annual meeting in accordance with each stockholder's directions. Stockholders are urged to specify their choices by marking the appropriate boxes on the enclosed proxy card.

    If no choice has been specified and the enclosed proxy card is properly executed and returned, the shares will be voted FOR all nominees listed under the heading "Election of Directors," and FOR ratification of the selection of BDO Seidman, LLP as On Stage's independent public accountants for the fiscal year ending December 31, 2000. If any other matters are properly presented to the annual meeting for action, the proxy holders will vote the proxies (which confer discretionary authority to vote on those other matters) in accordance with their best judgment.

    Execution of the accompanying proxy will not affect a stockholder's right to attend the annual meeting and vote in person. Any stockholder giving a proxy has the right to revoke it by giving written or oral notice of revocation to the Secretary of On Stage, or by delivering a subsequently executed proxy, at any time before the proxy is voted.

    Your proxy vote is important. Accordingly, you are asked to complete, sign and return the accompanying proxy card whether or not you plan to attend the annual meeting. If you plan to attend the annual meeting to vote in person and your shares are registered with On Stage's transfer agent in the name of a broker or bank, you must secure a proxy from your broker or bank assigning voting rights to you for your shares of common stock.

                                   ITEM NO. 1
                             ELECTION OF DIRECTORS

    On Stage's board of directors currently consists of seven members. There are presently four vacancies on the board and only three directors are presently sitting. The board is divided into three classes, two classes consisting of two directors each and one class consisting of three directors. One class is elected each year to hold office for a three-year term and until the election and qualification of the director's successor or until the director's death, removal or resignation. At this year's annual meeting, two directors are to be elected for the current class. The term of office for each director elected at the annual meeting will expire at the 2003 annual meeting of stockholders.

    John W. Stuart and Matt Gohd have been nominated by the board of directors for election as directors at the annual meeting. Both Mr. Stuart and Mr. Gohd are current members of the board.

    All nominees have consented to be named and to serve if elected. Unless otherwise instructed by the stockholders, the persons named in the proxies will vote the shares represented thereby for the election of such nominees. The board of directors believes all nominees will be able to serve as directors; if this should not be the case, however, the proxies may be voted for one or more substitute nominees to be designated by the board of directors or the board may decide to reduce the number of directors. The board of directors recommends a vote FOR each of the nominees.

                             NOMINEES FOR ELECTION

    NAME OF             YEAR FIRST BECAME DIRECTOR, PRINCIPAL OCCUPATION
DIRECTOR AND AGE        DURING PAST FIVE YEARS AND CERTAIN DIRECTORSHIPS
----------------        ------------------------------------------------
JOHN W. STUART
56
                  - Currently serves as the Company's Chairman and Chief
                    Executive Officer since April 1996 and was the President
                    and sole member of the Board of Directors of the Company
                    from October 1985 through March 1996.
                  - He founded the Company in 1985.
                  - He has been involved in the theatrical business since age seven and has produced or appeared in over 200 theater
                    productions and several feature films.
                  - He received his Bachelor of Arts degree in 1967 from
                    California State University at Fullerton.

    NAME OF             YEAR FIRST BECAME DIRECTOR, PRINCIPAL OCCUPATION
DIRECTOR AND AGE        DURING PAST FIVE YEARS AND CERTAIN DIRECTORSHIPS
----------------        ------------------------------------------------
MATT GOHD
44
                  - Has served as a member of the Board of Directors for On
                    Stage since September 1998
                  - Currently a Senior Managing Director at Whale Securities
                    Co., LP, On Stage's underwriter of its initial public
                    offering
                  - Has over 20 years in the securities field working at
                    various companies in industries such as retail,
                    technology, healthcare and consumer finance

           DIRECTORS CONTINUING IN OFFICE WITH TERM EXPIRING IN 2001

    NAME OF             YEAR FIRST BECAME DIRECTOR, PRINCIPAL OCCUPATION
DIRECTOR AND AGE        DURING PAST FIVE YEARS AND CERTAIN DIRECTORSHIPS
----------------        ------------------------------------------------
MEL WOODS
48
                  - Has been a member of the Company's Board of Directors
                    since July 1998
                  - He is currently the President and Chief Executive Officer of Fox Family Worldwide, Inc., Saban Entertainment's
                    parent company since 1997
                  - Formerly Chief Financial Officer and Senior Vice President
                    of DIC Enterprises

    There are no officers continuing in office with a term expiring in 2002.

DIRECTORS RESIGNING DURING 1999 AND 2000

    Four directors resigned during 1999 and 2000, Mark S. Karlan, David Hope, James Nederlander and Mark G. Tratos. Mr. Karlan resigned on April 16, 1999, Mr. Hope resigned on July 6, 1999, Mr. Nederlander resigned on July 9, 1999 and Mr. Tratos resigned on January 31, 2000. Mr. Karlan resigned from the board following On Stage's default in its loans from its Mortgage Lender. Mr. Hope, Mr. Nederlander and Mr. Tratos all resigned to pursue other interests.

GENERAL INFORMATION CONCERNING THE BOARD OF DIRECTORS AND ITS COMMITTEES

    The board of directors met on 14 occasions in person, via written consent and/or telephonically during 1999. The Nevada General Corporation Law provides that the board of directors, by resolution adopted by a majority of the entire board, may designate one or more committees, each of which shall consist of one or more directors. The board of directors annually elects from its members an audit committee and a compensation committee. Mr. Stuart and Mr. Gohd attended at least 75% of the aggregate of the meetings of the board of directors held during the period for which they were directors, and the meetings of the committee or committees on which they served during that period.

    AUDIT COMMITTEE. The audit committee is responsible for providing general oversight with respect to the accounting principles employed in our financial reporting. The audit committee is to meet at least annually with our principal financial and accounting officers and independent public accountants to review the scope of auditing procedures, our policies relating to internal auditing and accounting procedures and controls, and to discuss results of the annual audit of On Stage's financial statements. The audit committee, which was created on March 1997, met on July 27, 2000 after the 1999 Annual Meeting of the Stockholders. The audit committee is currently composed of Matt Gohd and Mel Woods.

    COMPENSATION COMMITTEE. The compensation committee determines salaries, bonuses and other compensation matters for officers of On Stage, determines employee health and benefit plans, and administers our stock option plans. The compensation committee, which was created in March 1997, did not meet during 1999. The compensation committee is currently composed of one non-employee director, Matt Gohd.

                               EXECUTIVE OFFICERS

    The following sets forth biographical information about each of On Stage's executive officers who served during 1999 or who are presently serving in such capacities.

NAME                                     AGE                              POSITION
----                                   --------                           --------
John W. Stuart.......................     57      Chairman and Chief Executive Officer
David Hope...........................     41      Former President and Chief Operating Officer
Kiranjit S. Sidhu....................     35      Former Senior Vice President, Chief Financial Officer
                                                  and Treasurer
Pedro Perez..........................     54      Chief Accounting Officer and Treasurer
Christopher R. Grobl.................     32      General Counsel and Secretary

The employment background for John W. Stuart is described above under the section entitled "Election of Directors."

DAVID HOPE

    David Hope served as the President, Chief Operating Officer and as a director of On Stage from April 1996 through June 1999. For ten years prior to that time, Mr. Hope served in various capacities, including most recently as Executive Vice President and Chief Operating Officer, for ITC Entertainment Group ("ITC"), a major independent producer and worldwide distributor of feature films, television movies and mini-series and a subsidiary of Polygram N.V., where, as Chief Operating Officer, he was responsible for day-to-day operations, as well as strategic and corporate development and acquisitions. Prior to that time, Mr. Hope was a production manager with Hinchcliffe Productions, a United Kingdom-based producer and distributor of documentaries and motor sport events. Mr. Hope received a degree in Management Science in 1981 from the Loughborough University in England.

KIRANJIT S. SIDHU

    Kiranjit S. Sidhu was On Stage's Senior Vice President, Chief Financial Officer and Treasurer from August 1995 to April 1999. Prior to joining On Stage, Mr. Sidhu served as Chief Financial Officer and Corporate Secretary for Aspen Technologies, a computer peripheral manufacturer, from July 1994 to July 1995. From January 1993 to June 1994, Mr. Sidhu served as President and a director for Aspen Peripherals, a computer peripheral reseller. From February 1992 to June 1993, Mr. Sidhu served as a financial consultant to ITC. From January 1992 to July 1993, Mr. Sidhu served as Vice President of Finance and a director for Nuvo Holdings of America, a computer peripheral manufacturer. Mr. Sidhu holds a Masters of Business Administration from the Wharton School of Business and a Bachelor of Arts in Computer Science from Brown University.

PEDRO PEREZ

    Mr. Perez has been the Chief Accounting Officer of On Stage since
April 1999 and is a Certified Public Accountant. Mr. Perez joined On Stage in July 1996. Before joining On Stage, Mr. Perez served as Corporate Controller of Mednet, Inc., a publicly traded company from 1993 through 1996. Mr. Perez holds a Bachelor of Arts degree from the University of Puerto Rico.

CHRISTOPHER R. GROBL

    Christopher R. Grobl has been the General Counsel and Secretary of On Stage since November 1994. Mr. Grobl received a Bachelor of Arts in 1990 from the University of Illinois and a Juris Doctor in 1994 from the John Marshall Law School in Chicago, Illinois.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS INVOLVING EXECUTIVE OFFICERS AND
  DIRECTORS

    On Stage leases from Mr. Stuart seven condominium units in Atlantic City, New Jersey for use by On Stage's performers. The current lease term expires on June 30, 1999. The total lease payment to Mr. Stuart from On Stage is currently $7,833 per month, which amount we believe approximates the fair market value for the use of these properties. In addition, commencing as of January 1, 1997, we are also paying directly the association dues, insurance, taxes, maintenance and utilities on those apartments. We paid aggregate rent to Mr. Stuart for such apartments of $94,000 for each of the years ended December 31, 1996, 1997 and 1998.

    On February 23, 1999, On Stage entered into a Common Stock Purchase Agreement with Richard S. Kanfer, On Stage's former vice president of sales, under which the parties agreed to rescind the November 1996 acquisition by On Stage of Interactive Events, Inc., a Georgia corporation owned by Mr. Kanfer. Under the terms of the Agreement, On Stage reconveyed all of the assets of Interactive Events, Inc. to Mr. Kanfer, in consideration for the reconveyance by Mr. Kanfer of 30,304 shares of On Stage's common stock valued at $1.125 per share, a non-plan option to purchase 15,000 shares of common stock and incentive stock options to purchase 19,835 shares of common stock at a price of $5.00 per share. In addition, the parties agreed to release one another from any liability rising out of the November 1996 acquisition of Interactive Events, Inc. and any claim relating to Mr. Kanfer's subsequent employment with On Stage. On Stage and Mr. Kanfer also entered into a exclusive right of representation agreement in February 1999, under which On Stage granted to Mr. Kanfer the right to represent our Legends production in designated areas in consideration of a portion of the gross proceeds generated from those productions.

    On March 4, 1999, the board of directors authorized a loan in the principal amount of $100,000 from Mr. Stuart our chairman, chief executive officer and principal stockholder. This Loan is evidenced by a one-year promissory note bearing an interest rate of twelve percent (12%) per annum, due on March 3, 2000. In consideration for this Loan, the board of directors approved the issuance of warrants to purchase 100,000 shares of common stock at a price of $1.00 per share, the market price on the closing date of the Loan. Additionally, On Stage agreed to pay legal fees incurred by Mr. Stuart in connection with this transaction, as well as an additional $12,500 for previous legal bills
Mr. Stuart personally incurred for On Stage related matters.

    Under the terms of the employment agreement between On Stage and Mr. Sidhu, on April 13, 1998, On Stage advanced to Mr. Sidhu $63,213 in order to satisfy Mr. Sidhu's income tax liability incurred in connection with the grant from On Stage to Mr. Sidhu of 40,532 shares of common stock. Mr. Sidhu executed a promissory note in favor of On Stage in connection with the this loan. The promissory note provides for interest on the loan to accrue at 8% per annum, is secured by 40,532 shares of On Stage common stock owned by Mr. Sidhu and becomes due on April 12, 1999. On April 16, 1999, Mr. Sidhu sold Mr. Stuart 40,532 shares of the Company's Common Stock. In exchange, Mr. Stuart agreed to assume Mr. Sidhu's $60,798 note in favor of the Company, with recourse only to the 40,532 shares of Common Stock purchased from Mr. Sidhu. Mr. Sidhu executed a new promissory note in the principal amount of $7,472, which was subsequently forgiven as part of Mr. Sidhu's employment restructuring.

    On April 23, 1999, On Stage granted it's securities counsel, Nida & Maloney, P.C. an option to purchase 40,000 shares of common stock at a purchase price of $1.00 per share as payment for $38,469 in legal services performed for On Stage by Nida & Maloney, P.C. The securities were issued under the exception from registration provided by Section 4(2) of the Securities Act.

    On April 5, 1999, On Stage entered into an agreement with Mr. Stuart, under which On Stage agreed to accept a bridge loan from Mr. Stuart in an amount of up to $500,000 in return for a one year promissory note bearing 12% interest, a 5% origination fee and a warrant to purchase one share of common stock for each $1.00 loaned, provided that On Stage did not repay Mr. Stuart within thirty
(30) days. As of May 3, 1999, On Stage had accepted $200,000 of the potential $500,000 from Mr. Stuart.

    On May 28, 1998, Silver State Property Management, a Nevada corporation, Roger A. Bergmann Enterprises, a Nevada corporation, and R.E. Lyle Corp., a Nevada corporation filed a complaint in the Second Judicial District Court of the State of Nevada, County of Washoe, alleging, among other things, that John
W. Stuart, acting as an agent, chairman of the board and chief executive officer of On Stage, breached an alleged oral agreement to purchase the Plaintiff's respective interests in the Legends in Concert production in Hawaii for an aggregate purchase price of $1,000,000. On or about September 14, 1999, the Company successfully negotiated a settlement in this litigation, pursuant to which the Plaintiff's agreed to dismiss the lawsuit in exchange for a payment plan, which in the aggregate totals $350,000. The Company paid $50,000 upon execution of the settlement and agreed to make two (2) additional payments of $150,000 within the next year. Mr. Stuart personally guaranteed the Company's payment of the settlement amount, pledged his own real property as security therefore and agreed to forego any counterclaim he may have personally had against the Plaintiffs. In consideration for his guaranty, pledge of real property and agreement to waive his rights against the Plaintiffs, the Company granted Mr. Stuart 250,000 shares and agreed to grant an additional 250,000 shares to him in the event the guaranty is enforced against him for the Company's failure to pay the settlement amount. Since On Stage failed to make the required $150,000 payment to the Plaintiff's in a timely manner, the Plaintiff's executed on Mr. Stuart's real property in satisfaction of this $150,000 payment.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information as of April 14, 2000 (except as otherwise noted) regarding the ownership of On Stage common stock
(1) by each person known by us to be the beneficial owner of more than five percent of the outstanding common stock, (2) by each director, (3) by each executive officer named in the Summary Compensation Table and (4) by all current executive officers and directors as a group.

                                                                 NUMBER OF SHARES      PERCENTAGE OF
NAME AND ADDRESS(1)                                            BENEFICIALLY OWNED(2)     CLASS(2)
-------------------                                            ---------------------   -------------
John W. Stuart(3)...........................................         3,961,155             54.8%
David Hope(4)...............................................           372,550              5.2%
Kiranjit S. Sidhu(5)........................................           145,625              2.0%
James L. Nederlander(6).....................................            40,000                *
Mark Tratos(7)..............................................           112,500              1.6%
Mel Woods(8)................................................            27,500                *
Matt Gohd(9)................................................           123,438              1.7%
Hanover Restaurants, Inc.(10)...............................           595,238              8.2%
Imperial Credit Industries, Inc(11).........................           575,000              8.0%
All executive officers and directors as a group (9
  persons/entities)(12).....................................         5,953,006             82.2%

------------------------

*   Less than one percent

 (1) Unless otherwise indicated, the address for each named individual or group is in care of On Stage at 4625 West Nevso, Las Vegas, NV 89103.

 (2) Unless otherwise indicated, On Stage believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable. In accordance with the rules of the Securities and Exchange Commission, a person is deemed to be the beneficial owner of common stock that can be acquired by that person within 60 days, upon the exercise of options or warrants. Each beneficial owner's percentage ownership is determined by assuming that options and warrants that are held by that person (but not those held by any other person) and which are exercisable within 60 days have been exercised. Percentages herein assume a base of 7,226,808 shares of common stock outstanding as of April 14, 2000.

 (3) Includes: (a) 782,400 shares pledged by Mr. Stuart as security for repayment of a margin loan; (b) 40,532 shares pledged to On Stage as security for the repayment of promissory note; (c) 100,000 shares which have been optioned to an unrelated third party; (d) 75,000 incentive stock options, of which 25,000 are currently exercisable; and (e) 300,000 shares of common stock issuable upon the exercise of immediately exercisable warrants.

 (4) Includes 372,550 shares of common stock issuable upon the exercise of options or warrants.

 (5) Includes 145,625 shares of common stock issuable upon the exercise of options or warrants.

 (6) Includes 40,000 shares of common stock issuable upon the exercise of options.

 (7) Includes 112,500 shares of common stock issuable upon the exercise of options.

 (8) Includes 27,500 shares of common stock issuable upon the exercise of options.

 (9) Includes 100,000 shares of common stock issuable upon the exercise of options.

 (10) Includes 595,238 shares of common stock issuable upon the exercise of warrants.

 (11) Includes 325,000 shares of common stock issuable upon the exercise of an a warrant granted to Imperial Credit Commercial Mortgage Investment Corporation. Imperial Credit is managed by Imperial Credit Commercial Asset Management Corporation, which is a wholly owned subsidiary of Imperial Credit Industries, Inc., which recently merged with Imperial Credit. Imperial Credit Industries, Inc. also beneficially owns approximately 8.9% of the outstanding common stock of Imperial Credit. Also includes 250,000 shares of common stock issuable upon the exercise of a warrant granted to Imperial Capital Group, LLC. Imperial Credit Industries, Inc. has a 60% interest in Imperial Capital Group. Imperial Credit Industries, Inc. disclaims the beneficial ownership of the shares of common stock held by Imperial Capital Group. All information provided in this footnote 10 was derived from a Schedule 13G filed by Imperial Credit Industries, Inc. with the Securities and Exchange Commission on April 3, 1998.

 (12) Includes 856,300 and 834,375 shares of common stock issuable upon the exercise of options and warrants, respectively.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

    SUMMARY COMPENSATION TABLE. The following table sets forth, for the years ended December 31, 1999 and 1998, certain compensation paid by On Stage to its chief executive officer and the other most highly paid executive officers of On Stage, whose cash compensation exceeded $100,000 for the year ended
December 31, 1999.

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG TERM
                                                        ANNUAL COMPENSATION           COMPENSATION
                                                 ----------------------------------   ------------
                                                                                       SECURITIES
                                                                       OTHER ANNUAL    UNDERLYING     ALL OTHER
NAME AND PRINCIPAL POSITION             YEAR      SALARY     BONUS     COMPENSATION   OPTIONS/SAR    COMPENSATION
---------------------------           --------   --------   --------   ------------   ------------   ------------
John W. Stuart.....................     1999     $250,000        --       35,869(1)      300,000            --
Chairman and Chief Executive            1998     $250,000        --       35,869(1)       75,000            --
Officer

David Hope.........................     1999     $104,784        --        9,519(2)           --            --
President and Chief Operating           1998     $207,308        --       19,578(3)       50,000            --
Officer

Kiran Sidhu........................     1999     $ 55,659        --       50,359(4)      140,000(5)         --
Senior Vice President Chief             1998     $157,385        --       14,993(6)       30,000            --
Financial Officer and Treasurer

Gerard O' Riordan..................     1999           --        --           --              --            --
President--On Stage Theaters            1998     $106,664        --       14,424(7)           --            --

Richard Kanfer.....................     1999           --        --           --              --            --
Vice President--Sales                   1998     $109,154        --       14,791(8)       15,165            --

Gary Panter........................     1999     $ 95,920        --           --              --            --
Senior Vice President Operations        1998     $102,370        --       13,627(9)       21,439        10,595(10)

------------------------

 (1) Represents $11,971 in unused vacation time accrued but not paid and $23,898 of car and health allowances accrued, of which $14,895 was paid in 1999. Does not include $149,686 of rent accrued for the leases to On Stage of which $76,028 was paid in 1999.

 (2) Represents $9,519 payments made to Mr. Hope as a consultant for On Stage in connection with the restructuring of his employment agreement.

 (3) Represents $6,346 in unused vacation time accrued but not paid and $13,232 of car and health allowances accrued, of which $9,732 was paid in 1999.

 (4) Includes $25,000 for unpaid insurance, car allowances and expenses; $17,887 for all accrued, but unused vacation pay; and a forgiveness of a promissory note in the amount of $7,472, all of which were paid in connection with the restructuring of Mr. Sidhu's employment agreement.

 (5) Represents 140,000 incentive stock options, which were issued to Mr. Sidhu in exchange for his previously issued stock options in connection with the restructuring of Mr. Sidhu's employment agreement.

 (6) Represents $5,393 in unused vacation time accrued but not paid and $9,600 of car and health allowances accrued, of which $6,100 was paid in 1999.

 (7) Represents $14,424 of car and health allowances paid in 1999.

 (8) Represents $4,231 in unused vacation time accrued but not paid and $10,560 of car and health allowances accrued, of which $7,560 was paid in 1999.

 (9) Represents $3,238 in unused vacation time accrued but not paid and $10,389 of car and health allowances accrued, of which $8,639 was paid in 1999 and $11,050 of housing allowance payments.

 (10) Represents $10,595 non-recurring relocation-related expenses.

                       OPTION GRANTS IN LAST FISCAL YEAR

    OPTION GRANTS. The table below sets forth the grants of stock options to the persons named in the Summary Compensation Table during the year ended December 31, 1999:

                                                                                                       VALUE AT
                                                    PERCENT OF                                         ASSUMED
                                                   OPTIONS/SARS                                      ANNUAL RATES
                                                    GRANTED TO                                      OF STOCK PRICE
                                        OPTION     EMPLOYEES IN   EXERCISE    EXPIRE    POTENTIAL    APPLICATION
NAME AND PRINCIPAL POSITION             GRANTED    FISCAL YEAR     PRICE       DATE        5%         VALUE 10%
---------------------------            ---------   ------------   --------   --------   ---------   --------------
John W. Stuart......................   300,000(1)       68%        $1.00       4/04       $0.00           $0.00
Chairman and Chief Executive Officer

Kiran Sidhu.........................   140,000(2)       32%        $1.50       4/09       $0.00           $0.00
Senior Vice President Chief
Financial Officer and Treasurer

------------------------

(1) These warrants were granted as partial consideration for a $300,000 loan Mr. Stuart made to On Stage.

(2) These options were issued to Mr. Sidhu in April of 1999 in exchange for Mr. Sidhu's previously issued 139,794 options in connection with the restructuring of his employment agreement.

    OPTION EXERCISE AND FISCAL YEAR-END OPTION VALUES. The following table summarizes the value of vested and unvested in-the-money options for the persons named in the Summary Compensation Table at December 31, 1999. Year-end values are based upon a price of $0.4375 per share, which was the closing market price of a share of common stock on December 31, 1999. No options were exercised by the named executive officers in 1999.

       AGGREGATED OPTION EXERCISE IN LAST YEAR AND YEAR-END OPTION VALUES

                                                          NUMBER OF               VALUE OF UNEXERCISED
                                                     UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                                                    AT DECEMBER 31, 1999          AT DECEMBER 31, 1999
                                                 ---------------------------   ---------------------------
NAME                                             EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                             -----------   -------------   -----------   -------------
John W. Stuart.................................    325,000        50,000       $       --     $       --
David Hope.....................................    361,300            --       $       --     $       --
Kiran Sidhu....................................    139,794            --       $       --     $       --
Gerard O'Riordan...............................         --            --       $       --     $       --
Richard S. Kanfer..............................         --            --       $       --     $       --
Gary Panter....................................     35,000            --       $       --     $       --

EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL
  ARRANGEMENTS

    JOHN W. STUART. On February 1, 1997, On Stage entered into an employment agreement with Mr. Stuart to employ him as its chairman and chief executive officer until May 31, 2000. In accordance with this employment agreement, Mr. Stuart receives an annual salary of $250,000 and may receive annual salary increases of up to 10% of his base salary amount at the discretion of the compensation committee of the board of directors. Mr. Stuart will not be eligible to receive any bonuses during the initial term of his employment agreement. Mr. Stuart is provided with family health insurance and a $1,500 monthly automobile allowance. On Stage has the right to terminate
Mr. Stuart's employment at any time, without cause, provided that On Stage pays Mr. Stuart a lump sum payment equal to one year's base salary, car allowance and insurance allowance.

    In connection with Mr. Stuart's employment agreement, Mr. Stuart also entered into a confidentiality and non-compete agreement with the Company, which, in addition to the obligations of confidentiality imposed upon him, provides that in the event of the termination of his employment agreement for any reason, the Company shall have the option to pay Mr. Stuart at the date of termination 50% of his base salary for five years in consideration for Mr. Stuart's covenant not to compete with the Company during such five-year period. The non-compete relates to any business associated with the live entertainment industry.

TERMINATION OF EMPLOYMENT AGREEMENTS

    DAVID HOPE. On February 1, 1997, On Stage entered into an amended employment agreement with Mr. Hope to employ him as the president and chief operating officer of On Stage until May 31, 2000. During 1999, the Company and Mr. Hope mutually agreed to terminate this employment agreement.

    KIRANJIT S. SIDHU. On February 1, 1997, On Stage entered into an amended employment agreement with Mr. Sidhu to employ him as its senior vice president, chief financial officer and treasurer. During 1999, the Company and Mr. Sidhu mutually agreed to terminate this employment agreement.

EXECUTIVE BONUS PLAN

    In March 1997, On Stage implemented a three-year executive bonus plan, which is administered by the compensation committee of the board. Under the executive bonus plan, an annual bonus pool of up to 5% of On Stage's audited pre-tax earnings, after non-recurring charges, such as original issue discount, compensation and interest expense charges and excluding extraordinary items, may be established for distribution at the discretion of the board of directors to our executive officers (other than Mr. Stuart, who is not eligible for bonuses under the plan) in 1999 and 2000, provided that On Stage achieves at least minimum pre-tax earnings as calculated under the for the respective preceding fiscal year as follows:

YEAR                                                    MINIMUM PRE-TAX EARNINGS
----                                                    ------------------------
1998..................................................         $5,000,000
1999..................................................         $8,700,000

    The terms of the executive bonus plan, including the minimum pre-tax earnings requirements set forth above, was determined by negotiations between On Stage and the underwriter of our initial public offering, and should not be construed to imply or predict any future earnings. No bonuses have been paid under the executive bonus plan.

COMPENSATION OF DIRECTORS

    Directors currently are not paid a fee for their services, but are reimbursed for all reasonable expenses incurred in attending board meetings. In addition, each non-employee director will receive options to purchase an aggregate of 10,000 shares of common stock each year that the director serves as a director, partially contingent upon the director's attendance at the four scheduled board of directors meetings during the year of grant. One-quarter of the annual option grant will vest as of each of the grant year's scheduled meetings. In 1999, On Stage granted each of Mr. Gohd, Mr. Tratos and Mr. Fred Ordower (a board advisee) 75,000 stock options at $1.00 strike price as consideration for the excessive time and energy the board spent on company issues during 1999.

                                   ITEM NO. 2
          RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

    The board of directors has appointed the firm of BDO Seidman, LLP as independent public accountants for the year ending December 31, 2000. BDO Seidman, LLP has audited our financial statements since September 8, 1995. The appointment of independent public accountants is approved annually by the board of directors, which is based in part on the recommendations of the audit committee. In making its recommendations, the audit committee reviews both the audit scope and estimated audit fees for the coming year. This appointment will be submitted to the stockholders for ratification at the annual meeting.

    If ratification is not received, the board will take this into account when it considers the appointment of independent accountants for 2000. A representative of BDO Seidman, LLP is expected to be available at the annual meeting to respond to appropriate questions and to make a statement if he or she so desires.

    The affirmative vote of a majority of the votes cast at the annual meeting by the holders of the outstanding shares of common stock is required for the ratification of this selection.

    The board of directors recommends that the stockholders vote FOR ratification of the selection of BDO Seidman, LLP as On Stage's independent public accountants for the fiscal year ending December 31, 1999.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Based solely on our review of the copies of Forms 3, 4 and 5 received by On Stage or of written representations from officers, directors and other persons required to report under their beneficial ownership of our common stock and any subsequent changes in their ownership Section 16(a) of the Securities Exchange Act of 1934, we believe that all the reporting persons complied with the applicable filing requirements of Section 16(a) for 1999.

                                 OTHER MATTERS

    The board of directors is not aware of any matters not set forth herein that may come before the meeting. If, however, further business properly comes before the meeting, the persons named in the proxies will vote the shares represented by the proxies in accordance with their judgment.

               STOCKHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING

    Stockholders may submit proposals on matters appropriate for stockholder action at annual meetings in accordance with regulations adopted by the SEC. To be considered for inclusion in the proxy statement and form of proxy relating to the 2000 annual meeting, proposals must be received by On Stage no later than January 15, 2001. Proposals should be directed to the attention of the Secretary at our principal executive offices.

                           ANNUAL REPORT ON FORM 10-K

    On Stage will furnish without charge to each person whose proxy is being solicited, upon the written request of that person, a copy of our annual report on Form 10-KSB for the year ended December 31, 1999, including the financial statements, but excluding exhibits. Requests for copies of that report should be directed to On Stage, Attention: Christopher R. Grobl.

                                          By order of the Board of Directors,

                                          /s/ Christopher R. Grobl

                                          Christopher R. Grobl
                                          SECRETARY

May 22, 2000

            V   Please Detach and Mail in the Envelope Provided   V
--------------------------------------------------------------------------------



                          ON STATE ENTERTAINMENT, INC.

                 ANNUAL MEETING OF STOCKHOLDERS JUNE 16, 2000
         THIS PROXY IS SOLICITED ON BAHALF OF THE VOARD OF DIRECTORS

     The undersigned hereby appoints JOHN W. STUART and CHRISTOPHER R. GROBL, or either of them, acting alone in the absence of the other, the proxies of the undersigned, with full powers of substitution (the "Proxies"), to attend and act as proxy or proxies of the undersigned at the annual meeting of stockholders of On Stage Entertainment, Inc. to be held at the 4625 West Nevso Drive, Las Vegas, Nevada on June 16, 2000 or any adjournment thereof, and to vote as specified herein the number of shares which the undersigned, if personally present, would be entitled to vote.


               (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.)

            V   Please Detach and Mail in the Envelope Provided   V
--------------------------------------------------------------------------------

/X/  Please mark your
     votes as in this
     example


                 FOR the nominees        WITHHOLD
                 listed at right         AUTHORITY
                 (except as marked    to vote for all
                 to the contrary)        nominees

1.  ELECTION OF       /  /                 /  /        Nominees:  John W. Stuart
    DIRECTORS                                                     Matt Gohd
    (Class 3)

Instructions: To withhold authority to vote for any individual nominee, strike such nominee's name from the list at right.




                                                          FOR  ABSTAIN  AGAINST

2.  Proposal to Ratify the Appointment of BDO Seidman,    / /    / /      / /
    LLP as Independent Public Accountants of On Stage
    Entertainment Inc. for the Fiscal Year Ending
    December 31, 2000.

3. Other Business. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the annual meeting and any and all adjournments thereof.



This Proxy, when properly executed, will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote "FOR" the director nominees and "FOR" the ratification of BDO Seidman, LLP as the Independent Public Accountants of On Stage.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


                                                        Date:_____________, 2000
----------------------  ------------------------------
        SIGNATURE         SIGNATURE, IF HELD JOINTLY

NOTE: Please sign exactly as name or names appear on this Proxy. If stock is held jointly, each hold must sign. If signing as attorney, trustee, executor, administrator, custodian or corporate officer, please give full name.